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                                                                       EXHIBIT 5

                               September 4, 1998



Qualix Group, Inc.
177 Bovet Road, 2nd Floor
San Mateo, CA 94402


          Re: Qualix Group, Inc. Registration Statement for Offering of 480,000 Shares of Common Stock

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 480,000 shares of Common Stock under the 1997 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

                               Gunderson Dettmer Stough
                               Villeneuve Franklin & Hachigian, LLP